UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9 (July 2, 2008)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 2, 2008, Andrés I. Pérez resigned as Chief Financial Officer of R&G Financial Corporation (the “Company”) effective August 1, 2008.

(c) On July 9, 2008, the Board of Directors appointed Ms. Melba Acosta, age 42, to act as interim Chief Financial Officer effective August 2, 2008, while the Company undertakes a search for a new CFO. Ms. Acosta’s appointment is subject to regulatory approval. Ms. Acosta will assume the duties of Chief Financial Officer in addition to her current duties as Executive Vice President—Corporate Risk Management. Ms. Acosta has served as the Company’s Executive Vice President—Corporate Risk Management since 2006 and as Senior Vice President—Chief Administrative Officer of the Company from 2004 to 2005. Prior to joining the Company, Ms. Acosta served from 2001 to 2004 as Executive Director and Chief Information Officer at the Office of Management and Budget of the Commonwealth of Puerto Rico, where she was responsible for the preparation of the annual budget for the Commonwealth and the financial supervision of the agencies in the Executive Branch of the Puerto Rico Government. Ms. Acosta, a Certified Public Accountant, is a graduate of the University of Puerto Rico where she obtained a Bachelor’s degree in Business Administration and a Juris Doctor degree. She obtained a Master’s degree in Business Administration from the Harvard Graduate School of Business.

The Board of Directors has not yet determined what compensation will be paid to Ms. Acosta for assuming the additional duties of Chief Financial Officer. The Company will file an amendment to this Current Report on Form 8-K when such information is determined or becomes available.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not Applicable.

(d)	Exhibits.

99.1	Press Release issued on July 9, 2008 by R&G Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: July 9, 2008	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer